SUB-ITEM 77H
                       MFS SERIES TRUST I ON BEHALF OF:
                            MFS Core Growth Fund
                        MFS Science and Technology Fund
                           MFS New Discovery Fund
                        MFS Research International Fund

         As of February 29, 2000, entities beneficially owning more than 25% of any one Series' voting securities, thereby becoming controlling entities of such Series, are those entities as follows:


                                                                                        % OF SHARES
SERIES                                        OWNER AND ADDRESS                            OWNED

MFS Core Growth Fund              MFS Defined Contribution Plan                              76.46%
I Shares                          c/o Mark Leary
                                  Massachusetts Financial Services
                                  500 Boylston Street
                                  Boston, Massachusetts  02116-3740

MFS Science and Technology Fund   MFS Defined Contribution Plan                              64.87%
I Shares                          C/o Mark Leary
                                  Massachusetts Financial Services
                                  500 Boylston Street
                                  Boston, MA  02116-3740
